Exhibit 10.2

Execution Version

Amendment No. 2 to Statement of Work [*]
Between Customer and Globalstar

This Amendment No. 2 to Statement of Work [*] (this “Amendment”) is entered into by and between Customer Parent with its principal place of business at Customer Address, and Globalstar, Inc., a Delaware corporation with its principal place of business at 1351 Holiday Square Blvd. Covington, Louisiana 70433, United States.

The effective date of this Amendment is April 13, 2026 (the “Amendment Effective Date”).

Except as otherwise provided, capitalized terms used herein are defined in the SOW or KTA.

Purpose

Customer and Globalstar are parties to the Statement of Work [*], effective November 5, 2024, as amended (the “SOW”), under the Key Terms Agreement, effective October 21, 2019, as amended (the “KTA”). The parties now desire to amend the SOW, to update the P2 Service Fee Reduction milestones.

Agreement

1.          P2 Service Fee Reduction Milestones

1.1.       [*]

2.          Miscellaneous

2.1.       Remaining Terms and Conditions. All other terms and conditions of the KTA, the SOW, and any attachments and schedules thereto remain in full force and effect. In the event of a conflict between the terms of the KTA or the SOW (including any attachments thereto) and the terms of this Amendment, this Amendment will govern and shall be deemed to amend or modify the SOW.

2.2.       Complete Agreement. This Amendment, together with any documents referenced herein constitute the complete and exclusive agreement between the parties superseding all contemporaneous and prior agreements (written and oral) and all other communications between them relating to its subject matter. The parties acknowledge that they are not relying on any written or oral agreement, representation, warranty, or understanding of any kind made by any of the parties or any employee or agent of the parties except the KTA, the SOW, and this Amendment.

2.3.       Execution in Counterparts. This Amendment may be executed in one or more counterparts, each of which will be deemed an original, but which collectively constitute one and the same instrument.

(Acknowledged and agreed by duly authorized representatives of the parties on next page)

Globalstar – Amd. 2 to [*] SOW	Page 1 of 3
Customer Confidential & Restricted Information

Customer Parent		Globalstar, Inc.

By:	/s/	By:	/s/ Rebecca S. Clary

Name: Customer Authorized Signatory		Name: Rebecca S. Clary

Title:		Title: Vice President & Chief Financial Officer

Date: April 13, 2026		Date: April 13, 2026

[*]

Customer Confidential & Restricted Information